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                                                                   Exhibit 10.14


                           ARMADILLO INVESTMENTS, PLC
                              30 FARRINGDON STREET
                                     LONDON
                                    EC4A 4HJ


April 20,2004

Jill Kelly Productions Holding, Inc.
8923 Sunset Blvd.
West Hollywood, CA 90069

Jubilee Investments Trust, Plc
29 Albemarle Street
London WlS 4JB

Maximum Media Ventures, LLC
1175 Walt Whitman Road, Suite 100
Melville, New York 11747

Maximum Ventures, Inc.
1175 Walt Whitman Road, Suite 100
Melville, New York 11747

      RE:   INVESTMENT IN JILL KELLY PRODUCTIONS HOLDING, INC.

Gentlemen:

      Reference is made to that certain Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement"), dated as of March 26, 2004, between Jill Kelly Productions Holding, Inc. ("JKXJ") and Armadillo Investments, PLC ("Armadillo") and to that certain Side Letter (the "Side Letter"), dated March 5, 2004, among JKXJ, Jubilee Investments Trust and Armadillo. This letter will confirm our mutual understanding regarding the investment to be made in JKXJ by Armadillo. Capitalized terms used and not otherwise defined in this Letter shall have the meanings ascribed to such terms in the Purchase Agreement.

      Christows Ltd. ("Christows"), on behalf of Armadillo, will only place eighty percent (80%) of the Armadillo Shares (the "Initial Shares") related to Armadillo's funding of the Series B Preferred Stock Offering pursuant to the Purchase Agreement. Christows, on behalf of Armadillo, shall have until July 26,2004 to place the remaining twenty percent (20%) of the Armadillo Shares (the "Stub Shares"). If the Stub Shares are not placed by July 26,2004, (i) the 800,000 shares of JKXJ Common Stock referenced in the Side Letter will be returned as soon as practicable to JKXJ for deposit into JKXJ's
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treasury account and (ii) the Stub Shares will be distributed as soon as practicable to JKXJ, Maximum Ventures, Inc. ("MVI") and Maximum Media Ventures, LLC ("MMV"), on a pari passu basis, to be sold at their discretion (JKXJ will receive 70% of the Stub Shares, MMV will receive 20% of the Stub Shares, subject to Section 2 of the Master Agreement between JKXJ and MMV, and MVI will receive 10% of the Stub Shares). MMV shall, upon distribution of the Stub Shares, execute a note in the principal amount equal to $120,000, the agreed upon value of the Stub Shares.

      Section 5.1 of the Purchase Agreement contemplates that JKXJ shall pay a total of $5,000 to Gottbetter & Partners, LLP ("G&P") for legal fees associated with the transactions contemplated by the Purchase Agreement and $5,000 to G&P for escrow services. For clarity, there will be no other fees due to G&P for legal fees related to the subsequent issuance of the Stub Shares.

Please confirm that our understanding is correct by signing below.

Very Truly Yours,

DUNGARVON ASSOCIATES, INC.
On behalf of ARMADILLO INVESTMENTS, PLC

By: /s/ Daniel Kinder
    -----------------
Name: Daniel Kinder
Title: Director



Accepted and Agreed


JILL KELLY PRODUCTIONS HOLDING, INC.

By: /s/ Ronald C. Stone
    -------------------
Name: Ronald C. Stone
Title: Chief Financial Officer and Chief Operating Officer



DUNGARVON ASSOCIATES, INC.
On behalf of JUBILEE INVESTMENT TRUST, PLC

By: /s/ Daniel J. Kinder
    --------------------
Name: Daniel J. Kinder
Title: Director

MAXIMUM VENTURES, INC.
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By: /s/ Abraham Mirman
    ------------------
Name: Abraham "Avi" Mirman
Title: President


MAXIMUM MEDIA VENTURES, INC.
BY MAXIMUM VENTURES, INC.


By: /s/ Abraham Mirman
    ------------------
Name: Abraham "Avi" Mirman
Title: President